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03-Nov-2021

R.R. Donnelley & Sons Co. (RRD)

Q3 2021 Earnings Call

CORPORATE PARTICIPANTS

Johan Nystedt

Senior Vice President-Finance, R.R. Donnelley & Sons Co.

Daniel L. Knotts

President, Chief Executive Officer & Director, R.R. Donnelley & Sons Co.

Terry D. Peterson

Chief Financial Officer & Executive Vice President, R.R. Donnelley & Sons Co.

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OTHER PARTICIPANTS

Charles Strauzer

Analyst, CJS Securities, Inc.

William McGoldrick Mastoris

Analyst, Robert W. Baird & Co., Inc.

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MANAGEMENT DISCUSSION SECTION

Operator: Welcome to the RRD Third Quarter 2021 Conference Call. My name is Amitrus, and I’ll be your operator for today’s call. At this time, all participants are in a listen-only mode. After the remarks from company representatives, we will conduct a question-and-answer session by phone. To ask a question, you must be connected by phone as the webcast is a listen-only platform. [Operator Instructions] Please note that this call is being recorded.

I will now turn the call over to Johan Nystedt, RRD’s Senior Vice President of Finance.

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Johan Nystedt

Senior Vice President-Finance, R.R. Donnelley & Sons Co.

Thank you, Amitrus, and thank you, everyone, for joining RRD’s third quarter 2021 results conference call. Joining me to review our financial results and comment on the acquisition are Dan Knotts, RRD’s President and Chief Executive Officer; and Terry Peterson, our Chief Financial Officer. At the conclusion of today’s prepared remarks, Dan, Terry, and I will take questions.

As a reminder, we have prepared supplemental slides for today’s call, which can be found on the Investors section of our website at rrd.com.

As we review our results from today’s call, I will be advancing the slides if you are connected by webcast. Alternatively, we will periodically reference page numbers from the supplemental slides for those participants who wish to follow along by advancing the slides themselves. The information reviewed during this call is addressed in more detail in our third quarter and acquisition press releases, copies of which are posted on the Investors section of our website at rrd.com. This information was also furnished to the SEC in the Form 8-K we filed earlier this morning.

In addition, we will also refer to forward-looking statements, including comments about strategy, which involve risks and uncertainties. Therefore, our actual results could differ materially from our current expectations. For a complete discussion of the factors that could cause actual results to differ materially, please refer to the Cautionary Statement included in the earnings release and the risk factors include in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the SEC.

Further, we will discuss non-GAAP financial information. We believe the presentation of non-GAAP results to provide investors with useful supplementary information concerning the campus ongoing operations. These non- GAAP results are provided for informational purposes only. Any references to non-GAAP financial measures are reconciled to the comparable GAAP financial measures in the Investors section of our website as part of our press release.

I will now turn the call over to Dan.

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Daniel L. Knotts

President, Chief Executive Officer & Director, R.R. Donnelley & Sons Co.

Great. Thanks, Johan. Good morning, everyone. It’s great to be with you and thank you for joining us on our call today. Before we discuss our third quarter results, I’m going to first review the press release we issued earlier this morning announcing that we have entered into a definitive agreement to be acquired by affiliates of Atlas Holdings for $8.52 per share in cash.

The transaction that we announced today represents a total enterprise value of approximately $2.1 billion, including net debt. The $8.52 per share is a 73% premium over the closing price on October 11, 2021, which is the last trading day prior to the announcement of an unsolicited offer by Chatham Asset Management to acquire all of the common stock of RRD not already owned by them. As we stated in our press release, we believe that this transaction is in the best interest of RRD in a stockholders, and after careful and thorough analysis together with our independent advisors, our Board of Directors unanimously — unanimously approved the transaction with that was. Under the agreement, RRD may solicit superior proposals from third parties for a period of 25 calendar days. In accordance with the agreement, RRD’s Board of Directors with the assistance of its advisors, intends to solicit superior proposals during this period. We will be filing in due course. The merger agreement and related materials, and we recommend you review them once they become available.

Turning to slide 5, let’s now turn to the quarter. Building on our first half momentum, we delivered very strong third quarter results through the consistent execution of our well-defined strategy and underlying strategic initiatives. On the top line, we achieved our second consecutive quarter of organic sales growth with both our business services and marketing solutions segments delivering favourable year-over-year performance.

On the earnings front, our adjusted income from operations and operating margin both exceeded last year’s third quarter, while also surpassing our 2019 pre-pandemic third quarter adjusted income from operations and operating margin performance. On the balance sheet, our quarter and debt level was down $508 million from the prior year third quarter, which represents the lowest debt level for any third quarter we’ve reported since the spin.

Our favourable results are a direct result of our sales teams aggressively pursuing targeted opportunities with new and existing clients to drive growth. Our client services and operations teams executing at a high level and demonstrating tremendous agility to support our client’s requirements all while battling labor challenges and our procurement teams around the world working diligently to combat global supply chain bottlenecks. Truly a collective team effort and I am appreciative of the entire RRD team’s hard work to achieve these positive results. I’d like to provide a little more color on our Q3 performance. Net sales were $1.27 billion up 5.5% organically versus the prior year. On a segment level Business Services reported a 5.9% organic growth rate led by strong performance across our Commercial Print, Packaging and Labels product categories. Top brands continued to leverage our industry-leading packaging and label solutions to keep pace with growing online sales and differentiate their products on store shelves. They value our end-to-end single source capabilities, which include our premium folding cartons that were showcased at PACK EXPO Las Vegas in September, including our favorable Q3 performance we’ve now achieved five consecutive quarters of net sales growth in these key strategic areas. Marketing Solutions achieved 3.8% organic growth for the quarter as client demand continues its recovery from the pandemic lows. Direct marketing and digital print led the overall increase for marketing solutions. We reported $81.5 million in adjusted income from operations an increase of 10.3% compared to the prior year. And our adjusted operating margin improved by 20 basis points over the prior year due to our continued focus on cost management. Our favorable financial performance underscores the successful execution of our strategic initiatives to strengthen our core, drive revenue growth through higher value offerings and improve our financial flexibility. Our teams have been working diligently to increase productivity and become more agile while supporting our clients first through the pandemic and now through supply chain disruptions, labor shortages and inflationary challenges. Related to supply chain disruptions paper and other fiber-based suppliers have implemented allocations and moratorium processes to manage the surge in demand in limited supply. In response, we are providing our clients with product alternatives, including innovative format changes and are introducing new suppliers to provide optionality for our clients. Our functional teams are working closely together to successfully navigate this volatile supply chain environment and find answers for our clients. To that end, there were many recent client wins across already this quarter and I’d like to share a few examples that reinforce the breadth of our solutions that we are providing to both new and existing clients.

On slide 6, as you may recall, we provided a broad range of COVID-19 test kit services last year and that has opened new opportunities for home diagnostics. We secured a new agreement with Tasso Inc, a Seattle-based company that’s developed patient centric technology for anytime, anywhere blood collection. These types of products require supply chain partners who are compliant with HIPAA privacy rules, as well as with FDA regulations involving good manufacturing practices in addition to having state of the art third-party logistics solutions. This quarter we will complete our systems integration and begin providing digital print communications, kitting, fulfillment and logistics services for Tasso’s blood collection devices. This win is another example of our incubator strategy where we work side-by-side with startups to bring new products to market with the potential to quickly scale and meet increasing demand. Our ongoing investments in our digital print platform continue to drive new business for us as well.

We recently established a partnership with Mixtiles, a fast growing international company that is redefining the way consumers print and hang photos in their homes and offices. We’re leveraging our extensive high quality variable data printing capabilities to produce and ship the company’s photo titles directly to their customers. RRD is committed to continuing to lead the way in print technology innovation and meet the dynamic needs of our clients for personalized on-demand printing.

Turning to slide 7, we are supporting a large health insurer who just completed a merger by consolidating the design, production and fulfillment of welcome kits to new members. We create a standard design for multiple health plans that integrates numerous inserts into an all-in-one book supported by a print on-demand strategy. Our comprehensive solution drives efficiency and consistency while eliminating cost associated with storage, materials, obsolescence and manual assembly of their welcome kits. As a final example, we recently won a contract with the leading employee benefits administrator who was outsourcing the printed, printing of their critical business communications so that they can focus on their core business model. This client has an innovative digital platform that offers easy-to-use communication tools to assist people in making benefit selections. And under this new agreement, RRD will be providing the printed materials including annual enrollment communications, new higher package, benefits information and other forms as requested by their customers. Going forward, we will leverage our extensive capabilities to support their current and future print requirements as they grow and evolve their business model.

Turning to slide 8. Before I turn the call over to Terry, I’d like to highlight two recent honors we received, the first recognizing the high level of quality and service we are providing to our clients. And the second, representing our commitment to supplier diversity. First, Hormel Foods recently recognized RRD with the 2020 Spirit of Excellence Award, celebrating our outstanding labeling work for the global celebrating our outstanding labeling work for the global branded food company. We were 1 of 30 suppliers who met or exceeded our most stringent standards for quality customer support and on time deliveries.

Second, JPMorgan Chase publicly recognized RRD for a commitment to increase our spending with diverse suppliers over the next three years. We applaud JPMorgan for urging its business partners to use their collective purchasing power to help minority owned businesses. Supplier diversity is an important component of our commitment toward a more diverse, equitable and inclusive world, and we are honored to receive this recognition.

And with that, I would turn over to Terry to take you through the financials.

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Terry D. Peterson

Chief Financial Officer & Executive Vice President, R.R. Donnelley & Sons Co.

All right, thank you, Dan our third quarter was strong across the board, despite a fourth consecutive quarter of significant foreign exchange headwinds. Our sales, income from operations and diluted earnings per share all came in better than we had expected. Several of our product and service categories reported growth in the quarter, including labels and packaging, where we also reported our fifth consecutive quarter of organic growth as demand for e-commerce related products continues to be strong.

Adjusted income from operations in the current year was very strong, as it not only exceeded our previous expectation in prior year results, but it also exceeded our pre-pandemic 2019 third quarter results despite lower sales. We are seeing a nice flow through to the bottom line on recovering sales due to continued focus on our cost structure, which is driving improved operating margins. From a debt perspective our debt level is down $508 million versus September of 2020, and we are now sitting at the lowest amount of debt outstanding and leverage that we have ever reported for any third quarter since the 2016 spin.

While demand for our products and services continues to strengthen, we, like many companies, are working hard to overcome significant challenges with our supply chain and labor availability. As Dan previously mentioned we have seen price increases from nearly all our all of our material suppliers. We have experienced labor shortages and elevated wage pressures for manufacturing workers due to current market conditions, and we have experienced disruptions from the shipping delays caused by container shortages and key domestic and international ports including China. We have taken numerous actions to overcome these challenges, including working with our clients on product alternatives and new formats, and in some cases we have secured new suppliers and we continue to work closely with our transportation suppliers. We’ve also increased inventory levels to help ensure product availability and we adjusted prices for many of our products and services to recover inflationary increases. And lastly, our ongoing efforts to reduce our cost structure have also played an important role in helping to offset the impact of these issues.

With that, let me get started with a review of our third quarter performance.

Turning to slide 9, net sales were up 6.4% in the third quarter, which included $10.8 million of a benefit due to foreign exchange. On an organic basis, we reported growth in net sales of 5.5%. We reported sales increases in several of our product categories due to increasing demand for our products and services. For the segments, Business Services reported another strong quarter with organic growth of 5.9%. This marks the fifth consecutive quarter we have delivered organic growth in our strategic focus areas of packaging and labels as we continue to win new business and grow sales with our existing clients. Also, commercial print products performed exceptionally well in the third quarter driven by strong demand for trading cards in the US market and other printed products produced in China.

As expected, our supply chain management services reported a decline in the quarter due to a couple of large one-time COVID-19 related kitting projects in the prior year. We expect this product category to report another decline in the fourth quarter as the prior-year fourth quarter included additional large one-time projects. Marketing solutions reported organic growth of 3.8% as a result of increases in clients marketing-related spend, while marketing demand is improving, we continue to see delays in ramping up due in part to the supply chain disruptions our clients are experiencing.

On slide 10, adjusted income from operations of $81.5 million was $7.6 million higher than the third quarter of 2020. In addition, the corresponding operating margin increased from the prior-year 20 basis points to 6.4% this quarter. Higher sales, combined with targeted actions taken to reduce the company’s cost structure, benefited both our adjusted income from operations and operating margin, and more than offset the impact from last year’s one-time COVID-19 related projects, higher variable incentive compensation expense and approximately $7 million in unfavorable foreign exchange.

Adjusted SG&A expense of $141.2 million in the third quarter was up $3.7 million or 2.7%. As a percent of sales, adjusted SG&A expense improved from 11.5% in 2020 to 11.1% this quarter, reflecting the company’s ongoing efforts to lower our cost to serve. Adjusted earnings per share from continuing operations was $0.57 in the third quarter as compared to $0.32 reported in the prior-year quarter. The increase was attributable to favorable income taxes, higher adjusted income from operations and lower interest expense.

Our adjusted effective tax rate was 26.8% in the quarter versus 44.9% a year ago. This year’s tax rate reflects benefits from a greater interest expense deduction driven by improved US earnings and a favorable discrete benefit. Our GAAP results for the quarter included pre-tax restructuring impairment and other charges of $4 million, which were $50.2 million lower than the last year, primarily due to a onetime charge recorded in the prior year for LSCs met liability, as well as lower employee termination charges associated with aggressive cost actions taken during 2020 to reduce our cost structure.

Turning now to the balance sheet and cash flow on slide 11 as of September 30, 2021, we had total cash on hand of $223.5 million and total debt outstanding of $1.51 billion. Availability on the credit facility was $515.7 million at the end of the quarter, and total availability, including cash on hand, was $739.2 million.

Our gross leverage ratio of 3.7 times as September 30, 2021 improved from 4.7 times at September 30, 2020, while the net leverage ratio of 3.2 times improved from 3.7 times a year ago. Cash used in operating activities during the nine months ended September 30, 2021 was $29 million, compared to cash provided by operating activities of $25.2 million in the prior year period. The increase in cash use from operations during 2021 is primarily driven by working capital investments due to increased volume and inflation $23.9 million of LSC bankruptcy related payments, higher incentive compensation and tax payments, and a $9.2 million payment to terminate certain interest rate swap agreements.

In addition, the prior year results benefited from the deferral of the payroll taxes as part of the CARES Act and included $15.7 million of positive operating cash flow from discontinued operations. These factors were partially offset by lower restructuring and interest payments. Capital expenditures in the nine months ended September 30, 2021 of $48.6 million were $5.8 million lower compared to last year. And now Operator, let’s open up the line for questions.

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QUESTION AND ANSWER SECTION

Operator: Thank you. We will now begin the question-and-answer session. [Operator Instructions] Your first question comes from the line of Charles Strauzer with CJS Securities.

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Charles Strauzer

Analyst, CJS Securities, Inc.

Hi, good morning.

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Good morning Charlie.

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Hi, Charlie.

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Charles Strauzer

Analyst, CJS Securities, Inc.

So, exciting news, obviously today and just want to congratulate you guys on, on getting to this point. And obviously with the [indiscernible] (00:20:59) go shop engines to see how this plays out. But I was wondering if you could talk a little bit about the process and kind of when it began how you came about to meet with Atlas, it was something that was ongoing for a while now and maybe talk a little bit more about that?

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Yeah, Charlie, I’ll go ahead and take it and Dan can jump in and fill in some gaps as well. But our board has taken a strategic review and a strategic look at our assets and our strategic options for it’s been several years really since it’s been they’ve always taken that part of their they’ve always taken that part of their responsibility very seriously and have been very, very diligent you know, each year and looking at options, you know, specifically to the Atlas option, you know, that’s been a process that has been in place and we’ve been working on that with them with extensive due diligence and such for, you know, it’s been a multi-month long process. But, you know, I can’t really get into too many details about what that process has looked like and who contacted who first. But I will tell you that you know, obviously we will be preparing for a – an eventual shareholder meeting where the shareholders will be able to vote and the presented transaction. And as part of those materials, there will be lengthy descriptions and discussions about the process that we followed and the valuation considerations that the board also considered, including details about a fairness opinion that we did receive from our advisors.

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Actually I’d say Adam and that the RRD board regular reviews, RRD strategic priorities in the best interest of our RRD and our stockholders. We evaluated numerous strategic options over the past several years. You know, the Atlas announcement, as Terry mentioned is the result of a multi-month process that included rigorous due diligence. Additional details will be in the background. We provide in the background of the merger section of our proxy filing, so more to come on that and just reinforce that the board unanimously believes this transaction is the strongest path forward in the best interests of RRD and its stockholders.

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Thanks, Dan. And basically if you look at the you’ve got 00:23:28 [indiscernible] shop period, is there a breakup fee, should you know stuff or your bid accept this?

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Yes. I guess there is a breakup fee payable there is a breakup fee payable by RRD in certain circumstances and calling for termination for RRD to enter into an alternative agreement for a superior proposal.

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Got you. And can you quantify that at this point?

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The terms of the breakup fee and triggers are set forth in the merger agreement, which is being filed on the...

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Yeah, that will file later today.

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Got it, great. And then just one housekeeping question on the results, Terry, if you could, would you be able to supply by the products and services the EBITDA margin for each product line?

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We do not publish EBITDA margins by the individual product category, so I don’t have that, and that’s not something that we have produced in the past.

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Got it. Any commentary just in terms of how the various product lines have performed, though in terms of profitability?

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Yeah, I mean, I’ll tell you that we – when we have approached our opportunities for cost reductions and improving our cost structure we have not focused in any one or two single areas. We’ve really kind of taken a very, very broad approach and we went across all of our different business lines as well as the SG&A and functions in the company. So I would say that that most of our categories, maybe all but certainly most of those categories all are seeing some benefit from that. So from a profitability standpoint they are contributing to improved margins across the board. But if you look at just the business in the product categories, I’d have to call out for this quarter that the strongest performance certainly from a top line is in the commercial print category where you’d see that the that product category for the quarter alone was up over 20%. It’s about just over $70 million of increase there. And we really had two very, very strong products that led that increase. And it was the trading cards domestically and the commercial print products that we produced in China, many of which are exported back to the US. So, again, those are those are kind of the standouts for the quarter. But again, many of our products had a really nice performance in the quarter, but those were the two portions that were standouts within commercial print.

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And Charlie, just to add to that, one of the things we said last year was we were making changes to our cost structure that a significant portion of those changes were going to be remained in place would be changes to our fixed cost infrastructure and would not be coming back as volumes returned, obviously, things like sales, commissions and such a return with volume, but the cost changes that we made were permanent cost changes and not temporary cost changes. And you’re seeing the financial impact of those flow through as volume does recover.

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Charles Strauzer

Analyst, CJS Securities, Inc.

That’s fair. Thank you very much for that. And then, just lastly, Dan, any foreseen [indiscernible] 00:26:47 Scott, issues that you could delay in combination with Atlas?

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Yeah. Not going to speculate on any of those types of issues, Charlie

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Charles Strauzer

Analyst, CJS Securities, Inc.

Great. Thank you very much and congratulations.

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All right. Thanks. Appreciate it.

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Operator: Your next question comes from the line of Bill Mastoris with Baird.

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William McGoldrick Mastoris

Analyst, Robert W. Baird & Co., Inc.

Thank you. A couple of fixed income questions for you, beginning with the Atlas proposal, is there any type of detail that you can share on the capital structure with the proposed acquisitions just in terms of the amount of debt, as well as maybe the contribution by the Atlas funds?

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Yeah. Certainly, there were equity commitments from affiliates within Atlas and then they have a backstop facility that is led by JPMorgan and also participating and named in the press release was the Macquarie. So those are in place. We do have firm commitments on all of those items, but details of what that capital structure will look like have not been released yet. So I really cannot comment specifically on that.

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I guess then maybe Terry more broadly on and it’s been well-publicized that Chatham has proposed subordinating or equitizing its $654 million high yield holdings. Does the Atlas proposal provide a superior value proposition for holders of your high yield bonds at this point?

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I am going to have to kind of defer you to the information that would be publishing in our Proxy Statement that’ll be out over the next in advance of a shareholder meeting. So I can’t really comment too specifically on what that’s going to look like. But certainly as the board evaluated the proposal, they certainly took into consideration what they felt was best for stockholders as well as other stakeholders.

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Okay. And I guess maybe closely related to that and understanding that there may be additional proposals that might come up. How far are you willing to stretch leverage in any type of acquisition? What’s your comfort level would be another way of stating it?

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That’s something that I’m really not able to comment on, because that would be really a decision that would be made by a buyer.

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Okay. All right.

I just really can’t comment on that.

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Okay. I can appreciate the constraints. I thank you for what you can provide.

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All right. Great.

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Yeah. Thanks, Bill.

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Operator: There are no further questions at this time. I would now like to turn the call over to Mr. Dan Knotts.

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Daniel L. Knotts

President, Chief Executive Officer & Director, R.R. Donnelley & Sons Co.

Great. Thank you, again, everyone, for joining today’s call. This excitement around what’s coming for RRD as we continue to march forward with our strategy, the announced acquisition by Atlas, we believe, will further advance our strategic objective of helping our clients better connect with customers. And we look forward to partnering with Atlas to drive value. To our employees at RRD, thank you for continuing to prioritize the important work we are providing for our clients and the outstanding performance you deliver every single day. Thanks, again, everyone, and have a great day.

Johan, back to you.

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Johan Nystedt

Senior Vice President-Finance, R.R. Donnelley & Sons Co.

Thanks, Dan. As a reminder, information to access the webcast replay of our RRD’s third quarter 2021 results can be found on the Investors section of our website at rrd.com. Thank you for joining us. And that concludes the RRD third quarter 2021 earnings call.

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Use of Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of R. R. Donnelley & Sons Company (“RRD”) by affiliates of Atlas Holdings LLC (the “Transaction”). These forward-looking statements are based on RRD’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by RRD, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) significant transaction costs associated with the Transaction; (iii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm RRD’s business, including current plans and operations; (v) the ability of RRD to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) legislative, regulatory and economic developments affecting RRD’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which RRD operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect RRD’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact RRD’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Atlas Holdings LLC to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring RRD to pay a termination fee; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities or the COVID-19 pandemic, as well as RRD’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to RRD’s business, including those detailed under the heading “Risk Factors” and elsewhere in RRD’s public periodic filings with the U.S. Securities and Exchange Commission (the “SEC”); and (xviii) the risks and uncertainties that will be described in the proxy statement to be filed by RRD with the SEC in connection with the Transaction (the “Proxy Statement”) and available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on RRD’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and RRD does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

This communication is being made in connection with the Transaction. In connection with the Transaction, RRD intends to file the Proxy Statement and certain other documents regarding the Transaction with the SEC. The definitive version of the Proxy Statement (if and when available) will be mailed to RRD stockholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the Proxy Statement or any other document that RRD may file with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain, free of charge, copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by RRD through the website maintained by the SEC at www.sec.gov, the Investor Relations portion of RRD’s website at investor.rrd.com or by contacting the RRD investor relations department at the following:

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

Participants in the Solicitation

RRD and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from RRD stockholders in connection with the Transaction. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Transaction (if and when they become available). Information relating to the foregoing can also be found in RRD’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 13, 2021 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on RRD’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.